Joint Filer Information

NAME: Michael Zimmerman
----

ADDRESS:  623 Fifth Avenue, 32nd Floor
-------   New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
----------------

ISSUER: Ascendia Brands, Inc.
------

DATE OF EVENT REQUIRING STATEMENT: June 30, 2006
---------------------------------

SIGNATURE:
---------




/s/ Michael Zimmerman
---------------------
    Michael Zimmerman